EXCHANGE AGREEMENT

                                 Between

                     SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
                          A Colorado Corporation
                                   And

                              SEAHAWK, INC.
                          An Alabama Corporation

                             November 3, 1995

                             TABLE OF CONTENTS
     Section	                                                             Page

     RECITALS	                                                              1

I    EXCHANGE OF SECURITIES                                                	1
     1.1     Issuance of Shares	                                            1
     1.2     Issuance of Additional Shares	                                 1

II   REPRESENTATIONS AND WARRANTIES OF SEAHAWK	                             2

     2.1       Organization	                                                2
     2.2       Capital	                                                     2
     2.3       Subsidiaries	                                                2
     2.4       Director and Officers	                                       2
     2.5       Financial Statements	                                        2
     2.6       Absence of Changes	                                          2
     2.7       Absence of Undisclosed Liabilities	                          2
     2.8       Tax Returns	                                                 3
     2.9       Investigation of Financial Condition	                        3
     2.10      Compliance with Laws	                                        3
     2.11      Litigation	                                                  3
     2.12      Authority	                                                   3
     2.13      Ability to Carry Out Obligations	                            3
     2.14      Full Disclosure	                                             4
     2.15      Assets	                                                      4
     2.16      Material Contracts                                           4
     2.17      Indemnification	                                             4
     2.18      Trade Names and Rights	                                      4

III  REPRESENTATIONS AND WARRANTIES OF SDOT	                                4

     3.1       Organization	                                                4
     3.2       Capital	                                                     5
     3.3       Subsidiaries	                                                5
     3.4       Directors and Officers	                                      5
     3.5       Financial Statements	                                        5
     3.6       Absence of Changes	                                          5
     3.7       Absence of Undisclosed Liabilities	                          5
     3.8       Tax Returns	                                                 5
     3.9       Investigation of Financial Condition	                        6
     3.10      Compliance with Laws	                                        6
     3.11      Litigation	                                                  6
     3.12      Authority	                                                   6
     3.13      Ability to Carry Out Obligations	                            6
     3.14      Validity of SDOT Shares	                                     6
     3.15      Full Disclosure	                                             6
     3.16      Material Contracts	                                          7
     3.17      Indemnification	                                             7

IV   COVENANTS	                                                             7

     4.1       Investigative Rights	                                        7
     4.2       Conduct of Business	                                         7
     4.3       Registration Statement	                                      7
     4.4       Vessel "Seahawk"	                                            7
     4.5       Right of Rescission	                                         8
     4.6       Tax Refunds	                                                 8

V    CONDITIONS PRECEDENT TO SDOT'S PERFORMANCE	                            8

     5.1       Conditions	                                                  8
     5.2       Accuracy of Representations	                                 8
     5.3       Performance	                                                 8
     5.4       Absence of Litigation	                                       8
     5.5       Acceptance by Seahawk Subsidiaries	                          9

VI   CONDITIONS PRECEDENT TO SEAHAWK'S PERFORMANCE	                         9

     6.1       Conditions	                                                  9
     6.2       Accuracy of Representations	                                 9
     6.3       Performance	                                                 9
     6.4       Absence of Litigation	                                       9
     6.5       Current Status	                                              9
     6.6       Acceptance by Seahawk Subsidiaries	                          9
     6.7       Valid Registration Statement	                                9

VII  CLOSING	                                                              10

     7.1       Closing Date	                                               10
     7.2       Closing Documents	                                          10

VIII MISCELLANEOUS	                                                        11

     8.1       Captions and Headings	                                      11
     8.2       No Oral Change	                                             11
     8.3       Non-Waiver	                                                 11
     8.4       Time of Essence	                                            11
     8.5       Entire Agreement	                                           11
     8.6       Choice of Law	                                              11
     8.7       Counterparts	                                               12
     8.8       Notices	                                                    12
     8.9       Binding Effect	                                             12
     8.10      Mutual Cooperation	                                         12
     8.11      Announcements	                                              12
     8.12      Expenses	                                                   12
     8.13      Survival of Representations and Warranties	                 12
     8.14      Exhibits	                                                   13
               Signatures	                                                 13
(PS195.cp)
                            	EXCHANGE AGREEMENT

                                 	RECITALS

     THIS EXCHANGE Agreement is made this 3rd day of November 1995, by and between Seahawk Deep Ocean Technology, corporation ("SDOT") , and Seahawk, Inc., ("Seahawk"), an Alabama corporation ("Seahawk").

     WHEREAS, SDOT desires to acquire all of the issued and outstanding shares of common stock of Seahawk in exchange for an aggregate of 2,400,000 of authorized but unissued shares of the common stock, no par value, of SDOT (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, Seahawk desires to assist SDOT in a business combination which will result in the shareholders of Seahawk, as a result of this Agreement, owning together up to approximately 10% of the then issued and outstanding shares of SDOT's Common Stock, and SDOT holding up to 100% of the issued and outstanding shares of Seahawk's common stock;

    	NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein,

THE PARTIES HERETO AGREE AS FOLLOWS:

                                ARTICLE I

                         	EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, SDOT agrees to offer 4,800 Shares of Common Stock for each share of Seahawk common stock issued and outstanding, or a total of 2,400,000 shares of Common Stock. The Common Stock will be issued directly to the shareholders of Seahawk which accept the Exchange Offer.

     1.2 Issuance of Additional Shares. If at any time during the twelve months following the effective date of the Registration Statement covering the resale of the shares being issued hereunder, the Board of Directors or the Shareholders of SDOT approve of any reverse split or plan of reorganization which would have the effect of a reverse split, and the price per share of SDOT common stock shall fall below $.25 per share after adjustment for the reverse split, then SDOT shall issue enough shares to the Seahawk
Shareholders to compensate them for the value of the difference between the lowest value after the reverse split during the 24 months and $.25 per share.

    	For example, if during the two year period SDOT effected a 1 for 3 reverse stock split and after the split the stock dropped to $.60 per share, SDOT would be obligated to issue an additional 600,000 (pre-split) shares based on the following calculations:

          				2,400,000 x $.25 = $600,000
          				2,400,000 x $.20 = $480,000
     			             Shortfall - $120,000 divided by $.20 =  600,000  shares

                                	ARTICLE II

                  	REPRESENTATIONS AND WARRANTIES OF SEAHAWK

     Seahawk hereby represents and warrants to SDOT that:

     2.1 Organization. Seahawk is a corporation duly organized, validly existing, and in good standing under the laws of Alabama, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

     2.2 Capital. The authorized capital stock of Seahawk consists of 500 shares of Common Stock, $.0l par value, of which 500 shares are currently issued and outstanding. All of the issued and outstanding shares of Seahawk are duly and validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating Seahawk to issue or to transfer from treasury any additional shares of its capital stock-of any class.

     2.3 Subsidiaries. As of the date of this Agreement, Seahawk does not have any subsidiaries or own any interest in any other enterprise.

     2.4 Directors and Officers. Exhibit 2.4 to this Agreement, the text of which is hereby incorporated herein by reference, contains the names and titles of all directors and officers of Seahawk as of the date of this Agreement.

     2.5 Financial Statements. Exhibit 2.5 to this Agreement, the text of which is hereby incorporated herein by reference, includes the audited financial statement of Seahawk as of December 31, 1994, and for the period then ended. The financial statement fairly presents the financial position of Seahawk as of the date of the balance sheet included in the financial statement, and the results of operation for the period indicated.

     2.6 Absence of Changes. Since the date of the most recent financial statements included in Exhibit 2.5, there has not been any change in the financial condition or operations of Seahawk, except for changes in the ordinary course of business, which changes have not in the aggregate, been materially adverse.

     2.7 Absence of Undisclosed Liabilities. As of the date of its most recent balance sheet included in Exhibit 2.5, Seahawk did not have any material debt, liability, or obligation of any nature that are not reflected in the balance sheet.

     2.8 Tax Returns. Seahawk has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Exhibit 2.5 are adequate for any and all federal, state, county and local taxes for the periods ending on the date of the balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Seahawk.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, SDOT and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of Seahawk. Seahawk shall make available to SDOT and/or its attorneys all books and records of Seahawk. If the transaction contemplated hereby is not completed, all documents received by SDOT and/or its attorneys shall be returned to Seahawk and all information so received shall be treated as confidential.

     2.10 Compliance with Laws. Seahawk has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on Seahawk or its properties.

     2.11 Litigation. Seahawk is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of Seahawk, threatened against or affecting Seahawk or its business, assets or financial condition, except for matters which would not have a material affect on Seahawk or its properties. Seahawk is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Seahawk is not engaged in any lawsuits to recover any material amount of monies due to it.

     2.12 Authority. The Board of Directors of Seahawk has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and upon obtaining shareholder approval, Seahawk will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be a legal, valid and binding obligation of Seahawk, enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

     2.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by Seahawk and the performance by Seahawk of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the pro-visions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which Seahawk is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or in-strument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Seahawk, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Seahawk.

     2.14 Full Disclosure. None of the representations and warranties made by Seahawk herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Seahawk, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     2.15 Assets. Seahawk has good and, marketable title to all of its property and such property is held free and clear of any liens and encum-brances. Specifically, Seahawk holds title to the vessel "Seahawk", official number 5816741, including all of her tackle, navigation equipment, tenders and such other equipment which may exist on board the vessel, with the ex-ception of equipment on board the vessel belonging to SDOT.

     2.16 Material Contracts. Except as listed in Exhibit 2.16 hereto, or as otherwise disclosed herein, Seahawk has no material contracts to which it is a party or by which it is bound.

     2.17 Indemnification. Seahawk agrees to defend and hold SDOT harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by Seahawk to perform any of its respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Seahawk under this Agreement.

     2.18 Trade Names and Rights. Seahawk does not use any trademark, service mark, trade name, or copyright in its business, or own any trade-marks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of Seahawk's business. Seahawk's shareholders, and specifically John Morris and Greg Stemm, hereby agree not to compete with SDOT for the sole and exclusive right to the use of the name "Seahawk".

                               	ARTICLE III

                   	REPRESENTATIONS AND WARRANTIES OF SDOT

    	SDOT represents and warrants to Seahawk that:

     3.1 Organization. SDOT is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good stand-ing in each of the states where its business requires qualification.

     3.2 Capital. The authorized capital stock of SDOT consists of 30,000,000 shares of no par value Common Stock of which approximately 22,287,060 shares of Common Stock are currently issued and outstanding, and 60,000,000 shares of no par value Preferred Stock, of which 200,000 shares are issued or outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable. Except as listed on Exhibit 3.2, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating SDOT to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. SDOT does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation) except as shown on Exhibit 3.3.

     3.4 Directors and Officers. Exhibit 3.4, annexed hereto and hereby incorporated herein by reference, contains the names and titles of all directors and officers of SDOT as of the date of this Agreement.

     3.5 Financial Statements. Exhibit 3.5, annexed hereto and hereby incorporated herein by reference, consists of the 1993 and 1994 10-K's and the first and second quarter 1995 10-Q's filed with the Securities and Exchange Commission by SDOT, which contain the balance sheets of SDOT and the related statements of income and retained earnings for the periods then ended. The financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by SDOT throughout the period indicated, and fairly present the financial position of SDOT as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated.

     3.6 Absence of Changes. Since June 30, 1995, there has not been any change in the financial condition or operations of SDOT, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     3.7 Absence of Undisclosed Liabilities. As of June 30, 1995, SDOT did not have any material debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in SDOT's balance sheet as of June 30, 1995.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, SDOT has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The pro-visions for taxes, if any, reflected in those balance sheets included in Ex-hibit 3.5 are adequate for any and all federal, state, county and local taxes for the periods ending on the date of those balance sheets and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by SDOT.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Seahawk shall have the opportunity to meet with SDOT's accountants and attorneys to discuss the financial condition of SDOT. SDOT shall make available to Seahawk all books and records of SDOT.

     3.10 Compliance with Laws. SDOT has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable, building, zoning, or other law, ordinance, or regulation) affecting its properties or the operation of its business.

     3.11 Litigation. Except as disclosed in the documents referred to in paragraph 3.5, SDOT is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of SDOT, threatened against or affecting SDOT or its business, assets, or financial condition SDOT is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. SDOT is not engaged in any legal action to recover moneys due to it.

     3.12 Authority. The Board of Directors of SDOT has authorized the execution of this Agreement and the transactions contemplated herein, and SDOT has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding obligation of SDOT, is en-forceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally. The approval of SDOT's shareholders is not necessary for this transaction.

     3.13 Ability to Carry Out Obligations. The execution and delivery of this Agreement by SDOT and the performance by SDOT of its obligations hereunder will not cause, constitute,, or conflict with or result in (a) any, breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which SDOT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of SDOT, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of SDOT.

     3.14 Validity of SDOT Shares. The shares of SDOT Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.15 Full Disclosure. None of the representations and warranties made by SDOT herein, or in any exhibit, certificate or memorandum furnished or to be furnished by SDOT, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.16 Material Contracts. Except as disclosed in the documents referred to in paragraph 3.5 above, and except as otherwise disclosed in this Agreement, SDOT has no material contracts to which it is a party or by which it is, bound.

     3.17 Indemnification. SDOT agrees to indemnify, defend and hold Seahawk and the Seahawk shareholders harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by SDOT to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by SDOT under this Agreement.

                               	ARTICLE IV

                               	COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representa-tives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commit-ments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

     4.2 Conduct of Business. Prior to the Closing, SDOT and Seahawk shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither SDOT or Seahawk shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or dis-charge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any, other transaction other than in the regular course of their business.

     4.3 Registration Statement. SDOT agrees that it will use its best efforts to file a Registration Statement on Form SB-2 covering the shares being issued pursuant to this Agreement as soon as possible after the signing of this Agreement, and to use its best efforts to have such Registration Statement declared effective by the Securities and Exchange Commission, and to keep such Registration Statement current and effective for a period of two years from the date the shares are issued.

     4.4 Vessel "Seahawk". SDOT agrees that until such time as the Regis-tration Statement referred to in paragraph 4.3 has been declared effective by the SEC, it will not sell, transfer, assign, pledge or hypothecate the vessel "Seahawk". In addition, during this same period of time, SDOT shall maintain the vessel in good shape and maintain protection and indemnity insurance with a minimum valuation of $1,000,000 and hull insurance with a minimum valuation of $600,000. SDOT further agrees that until such time as the Registration State-ment has been declared effective, it will not take any actions which would in any way impair or lessen the value of the Seahawk, Inc. corporate entity or incur any debt in Seahawk, Inc.

     4.5 Right of Rescission. If the Registration Statement referred to in paragraph 4.3 above has not been declared effective by the SEC on or before May 1, 1996, the shareholders of Seahawk will have the right to rescind this transaction according to the terms set forth in this paragraph. Such right must be exercised by providing written notice to SDOT on or before November 1, 1996. The holders of at least 1,200,000 shares must sign the notice. In the event of such rescission, all 2,400,000 shares of Common Stock issued to Shareholders will be returned to SDOT with endorsements and medallion signature guarantees and upon receipt of such certificates, SDOT will return the 500 shares of Seahawk, Inc. to the Seahawk, Inc. shareholders.

     4.6 Tax Refunds. In the event Seahawk receives any income tax refunds for taxes paid prior to the Closing, such refunds will be returned to the shareholders of Seahawk, Inc.

                                	ARTICLE V

                 	CONDITIONS PRECEDENT TO SDOT'S PERFORMANCE

     5.1 Conditions. SDOT's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article V. SDOT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by SDOT of any other condition of or any of SDOT's other rights or remedies, at law or in equity, if Seahawk shall be in default of any of their representations, warranties, or covenants under this Agreement.

     5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Seahawk in this Agree-ment or in any written statement that shall be delivered to SDOT by Seahawk under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     5.3 Performance. Seahawk shall have performed, satisfied, and com-plied with all covenants, agreements, and conditions required by this Agree-ment to be performed or complied with by it, on or before the Closing Date.

     5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been in-stituted or threatened against Seahawk on or before the Closing Date.

     5.5 Acceptance by Seahawk Shareholders. The holders of an aggregate of not less than 80% of the issued and outstanding shares of common stock of Seahawk shall have agreed to exchange their shares for shares of SDOT Common Stock.

                               	ARTICLE VI

               	CONDITIONS PRECEDENT TO SEAHAWK'S PERFORMANCE

     6.1 Conditions. Seahawk's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article VI. Seahawk may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Seahawk of any other condition of or any of Seahawk's rights or remedies, at law or in equity, if SDOT shall be in default of any of its representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by SDOT in this Agreement or in any written statement that shall be delivered to Seahawk by SDOT under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. SDOT shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been in-stituted or threatened against SDOT on or before the Closing Date.

     6.5 Current Status. SDOT shall have prepared and filed with the Securities and Exchange Commission all periodic reports required by Section 15
(d) under the Securities Exchange Act of 1934.

     6.6 Acceptance by Seahawk Shareholders. The holders of an aggregate of not less than 80% of the issued and outstanding shares of common stock of Seahawk shall have agreed to exchange their shares for shares of SDOT Common Stock.

     6.7 Legal Opinion. Seahawk shall have received an opinion of Jon Sawyer, P.C. as required by Section 7.1 hereof, dated as of the Closing Date.

	                               ARTICLE VII

	                                CLOSING

     7.1 Closing Date. This transaction shall close not later than Novem-ber 3, 1995.

     7.2 Closing Documents. The Closing of this transaction shall be held at the offices of Jon Sawyer, P.C., 511 Sixteenth Street, Suite 400, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

          (a) Seahawk shall deliver Letters of Acceptance and the certificates representing the shares of Seahawk held by the shareholders of Seahawk accepting the Exchange offer ("Accepting Shareholders") to SDOT, and such certificates will be duly endorsed.

          (b) Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of SDOT Common Stock for which the shares of Seahawk common stock shall have been exchanged.

          (c) SDOT shall deliver a signed consent and/or Minutes of the Directors of SDOT approving this Agreement and each matter to be approved by the Directors of SDOT under this Agreement.

          (d) SDOT shall deliver the opinion of its counsel, Jon Sawyer, P.C., dated the Closing Date, substantially in the form of Exhibit 6.7 hereto.

          (e) Seahawk shall deliver a signed Consent or Minutes of the Directors of Seahawk approving this Agreement and each matter to be approved by the Directors of Seahawk under this Agreement.

          (f) Seahawk shall deliver the opinion of its counsel, Todd Walker, P.A., dated the Closing Date, in form and substance satisfactory to counsel for Seahawk, to the effect that:

               (1) Seahawk is a corporation duly organized, validly exist-ing and in good standing under the laws of the State of Alabama.

               (2)     Seahawk's authorized capital stock is as set forth in
Section 2.2 hereof.

               (3) The execution and consummation of this Agreement have been duly authorized and approved by Seahawk's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.13 hereof of which counsel has knowledge.

               (4) Counsel has no knowledge of any liabilities or obliga-tions of the type described in Section 2.7 hereof, any litigation, proceeding or investigation of the type described in Section 2.11 hereof, or any defects, in title or mortgages, encumbrances or liens of the type described in Section 2.15 hereof except as set, forth in Exhibit 2.15.

               (5) The shares of Seahawk's common stock to be exchanged pursuant to this Agreement are duly and validly authorized and issued, and will be fully paid and nonassessable.

                              	ARTICLE VIII

                             	MISCELLANEOUS

     8.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any-party to in-sist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     8.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     8.6 Choice of Law. This Agreement and its application shall be gov-erned by the laws of the State of Colorado.

     8.7 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.8 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

SDOT:

Seahawk Deep ocean Technology, Inc.
5102 South Westshore Boulevard
Tampa, Florida 33611

Seahawk:

Seahawk, Inc.
P.O. Box 320487
Tampa, Florida 33679

     8.9 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     8.10 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     8.11 Announcements. SDOT and Seahawk will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     8.12 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

     8.13 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing irrespective of any investigation made by or on behalf of any party.

     8.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

    	THE UNDERSIGNED BEING DULY AUTHORIZED TO EXECUTE THIS INSTRUMENT, HAVE CAREFULLY READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND IT, HAVE RECEIVED THE ADVICE OF AN ATTORNEY REGARDING THIS MATTER (OR, AFTER BEING ADVISED TO SEEK COUNSEL, HAVE DECLINED TO DO), AND HAVE KNOWINGLY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT INTENDING TO BE LEGALLY BOUND.

WITNESSES:
SEAHAWK, INC.,               					SEAHAWK DEEP OCEAN TECHNOLOGY, INC.,
  an Alabama Corporation   			       a Colorado
							  Corporation


By:/s/ John C. Morris             By:/s/ John T. Lawrence
     John C. Morris, President		     John T. Lawrence, President

(PS195.ea)